Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2022

ISSUES FISCAL YEAR 2023 GUIDANCE

●	Q4 2022 reported revenue of $293.4 million, up 5.4% compared to Q4 2021
●	Q4 2022 constant currency revenue, organic* up 8.2% compared to Q4 2021
●	Q4 2022 GAAP operating margin of 10.4%, compared to 7.9% in Q4 2021
●	Q4 2022 non-GAAP operating margin* of 17.8%, compared to 17.4% in Q4 2021
●	Q4 2022 GAAP EPS $0.58, compared to $0.36 in Q4 2021
●	Q4 2022 non-GAAP EPS* of $0.79, compared to $0.71 in Q4 2021

*  Constant currency revenue; constant currency revenue, organic; non-GAAP EPS; non-GAAP net income; non-GAAP operating income and margin; non-GAAP gross profit and margin; and free cash flow are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, February 22, 2023 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced revenue of $293.4 million for the quarter ended December 31, 2022, an increase of 5.4% compared to the quarter ended December 31, 2021. Constant currency revenue, organic, for the fourth quarter of 2022 increased 8.2% compared to the prior year period.

Merit’s revenue by operating segment and product category for the three and twelve-month periods ended December 31, 2022 and 2021 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency *
	December 31,			Impact of foreign	December 31,
	2022	2021	% Change	exchange	2022	% Change
Cardiovascular
Peripheral Intervention	$112,384	$105,543	6.5%	$2,463	$114,847	8.8%
Cardiac Intervention	85,277	80,438	6.0%	2,890	88,167	9.6%
Custom Procedural Solutions	49,147	50,450	(2.6)%	2,328	51,475	2.0%
OEM	38,861	33,794	15.0%	293	39,154	15.9%
Total	285,669	270,225	5.7%	7,974	293,643	8.7%

Endoscopy
Endoscopy Devices	7,746	8,267	(6.3)%	69	7,815	(5.5)%

Total	$293,415	$278,492	5.4%	$8,043	$301,458	8.2%

	Year Ended
	Reported				Constant Currency *
	December 31,			Impact of foreign	December 31,
	2022	2021	% Change	exchange	2022	% Change
Cardiovascular
Peripheral Intervention	$439,810	$405,116	8.6%	$6,476	$446,286	10.2%
Cardiac Intervention	343,186	320,641	7.0%	8,235	351,421	9.6%
Custom Procedural Solutions	190,194	193,942	(1.9)%	7,589	197,783	2.0%
OEM	145,034	123,528	17.4%	1,240	146,274	18.4%
Total	1,118,224	1,043,227	7.2%	23,540	1,141,764	9.4%

Endoscopy
Endoscopy Devices	32,757	31,524	3.9%	266	33,023	4.8%

Total	$1,150,981	$1,074,751	7.1%	$23,806	$1,174,787	9.3%

Merit’s GAAP gross margin for the fourth quarter of 2022 was 45.9%, compared to GAAP gross margin of 46.3% for the prior year period. Merit’s non-GAAP gross margin* for the fourth quarter of 2022 was 49.5%, compared to non-GAAP gross margin of 50.0% for the prior year period.

Merit’s GAAP net income for the fourth quarter of 2022 was $33.4 million, or $0.58 per share, compared to GAAP net income of $20.6 million, or $0.36 per share, for the fourth quarter of 2021. Merit’s non-GAAP net income* for the fourth quarter of 2022 was $46.0 million, or $0.79 per share, compared to non-GAAP net income of $40.8 million, or $0.71 per share, for the prior year period.

“We delivered 8% constant currency revenue growth in the fourth quarter of 2022, at the high-end of our expectations,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We also delivered another quarter of improving profitability with a 17.8% non-GAAP operating margin, 13% growth in non-GAAP net income and 12% growth in non-GAAP earnings per share. We are proud of the team’s strong execution and relentless focus on our strategic initiatives, which resulted in impressive financial results in fiscal year 2022; we delivered more than 9% constant currency revenue growth, improvements in our profitability profile with a 17% non-GAAP operating margin – a 91 basis point improvement year-over-year – and we generated strong free cash flow of nearly $70 million.”

Mr. Lampropoulos continued: “We are introducing 2023 financial guidance which reflects our confidence in our team’s ability to deliver continued strong execution, despite the challenging operating environment around the world. We intend to build upon the significant progress we have made during the first two years of our Foundations for Growth Program, and we remain committed to the financial targets that we outlined for the three-year period ending December 31, 2023, which call for our constant currency, organic revenue to increase at a CAGR of at least 5%, non-GAAP operating margins of at least 18% and cumulative free cash flow of more than $300 million.”

As of December 31, 2022, Merit had cash and cash equivalents of $58.4 million, total debt obligations of $198.2 million, and available borrowing capacity of approximately $523 million, compared to cash, cash equivalents of $67.8 million, total debt obligations of $243.1 million, and available borrowing capacity of approximately $490 million as of December 31, 2021.

Fiscal Year 2023 Financial Guidance

Based upon information currently available to Merit’s management, for the year ending December 31, 2023, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit expects the following:

Revenue and Earnings Guidance*

	Guidance	As Reported
% Change
Financial Measure	December 31, 2023	December 31, 2022	from Prior Year

Net Sales	$1.194 - $1.210 billion	$1.151 billion	4% - 5%
Cardiovascular Segment	$1.156 - $1.172 billion	$1.118 billion	3% - 5%
Endoscopy Segment	$37.5 - $37.8 million	$32.8 million	14% - 16%

GAAP
Net Income	$100 - $105 million	$74.5 million
Earnings Per Share	$1.72 - $1.80	$1.29

Non-GAAP
Net Income	$163 - $168 million	$155.8 million
Earnings Per Share	$2.80 - $2.89	$2.70

*Percentage figures approximated; dollar figures may not foot due to rounding

2023 Net Sales Guidance - % Change from Prior Year (Constant Currency) Reconciliation*

	Low	High
2023 Net Sales Guidance - % Change from Prior Year (GAAP)	4%	5%
Estimated impact of foreign currency exchange rate fluctuations	-1%	-1%
2023 Net Sales Guidance - % Change from Prior Year (Constant Currency)	5%	6%

*Percentage figures approximated; dollar figures may not foot due to rounding

Merit’s financial guidance for the year ending December 31, 2023 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call today, Wednesday, February 22, 2023, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2022	December 31,
	(Unaudited)	2021
ASSETS
Current Assets
Cash and cash equivalents	$58,408	$67,750
Trade receivables, net	164,677	152,301
Other receivables	12,992	17,763
Inventories	265,991	221,922
Prepaid expenses and other assets	22,324	16,149
Prepaid income taxes	3,913	3,550
Income tax refund receivables	779	2,777
Total current assets	529,084	482,212

Property and equipment, net	382,976	371,658
Intangible assets, net	275,872	319,269
Goodwill	359,821	361,741
Deferred income tax assets	6,599	6,080
Operating lease right-of-use assets	65,262	65,913
Other assets	44,352	41,421
Total Assets	$1,663,966	$1,648,294

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$68,504	$55,624
Accrued expenses	123,189	159,014
Current portion of long-term debt	11,250	8,438
Current operating lease liabilities	11,005	10,668
Income taxes payable	6,697	2,536
Total current liabilities	220,645	236,280

Long-term debt	186,759	234,397
Deferred income tax liabilities	18,462	31,503
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,912	932
Deferred compensation payable	15,264	18,111
Deferred credits	1,708	1,815
Long-term operating lease liabilities	59,736	61,526
Other long-term obligations	14,736	23,584
Total liabilities	519,569	608,495

Stockholders' Equity
Common stock	675,174	641,533
Retained earnings	480,773	406,257
Accumulated other comprehensive loss	(11,550)	(7,991)
Total stockholders' equity	1,144,397	1,039,799
Total Liabilities and Stockholders' Equity	$1,663,966	$1,648,294

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in thousands except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net sales	$293,415	$278,492	$1,150,981	$1,074,751
Cost of sales	158,863	149,686	631,882	589,418
Gross profit	134,552	128,806	519,099	485,333

Operating expenses:
Selling, general and administrative	83,243	76,629	342,525	335,690
Research and development	20,436	20,406	75,510	71,247
Legal settlement	—	10,036	—	10,036
Impairment charges	547	—	2,219	4,283
Contingent consideration expense (benefit)	(91)	(161)	4,611	3,161
Acquired in-process research and development	—	—	6,671	—
Total operating expenses	104,135	106,910	431,536	424,417

Income from operations	30,417	21,896	87,563	60,916

Other income (expense):
Interest income	123	101	439	769
Interest expense	(2,158)	(1,105)	(6,339)	(5,261)
Other income (expense) — net	1,773	(711)	966	(2,507)
Total other expense — net	(262)	(1,715)	(4,934)	(6,999)

Income before income taxes	30,155	20,181	82,629	53,917

Income tax expense (benefit)	(3,246)	(432)	8,113	5,463

Net income	$33,401	$20,613	$74,516	$48,454

Earnings per common share
Basic	$0.58	$0.36	$1.31	$0.86
Diluted	$0.58	$0.36	$1.29	$0.84

Weighted average shares outstanding
Basic	57,098	56,489	56,806	56,145
Diluted	57,963	57,624	57,671	57,359

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands - unaudited)

	Year Ended
	December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$74,516	$48,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,804	84,066
Loss on disposition of business	1,417	—
Write-off of certain intangible assets and other long-term assets	2,281	4,412
Amortization of right-of-use operating lease assets	10,394	11,718
Adjustments related to contingent consideration liabilities	4,611	3,161
Acquired in-process research and development	6,671	—
Deferred income taxes	(14,924)	(4,631)
Stock-based compensation expense	18,042	16,090
Other adjustments	877	1,799
Changes in operating assets and liabilities, net of acquisitions and divestitures	(71,398)	(17,838)
Total adjustments	39,775	98,777
Net cash, cash equivalents, and restricted cash provided by operating activities	114,291	147,231

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(45,029)	(27,939)
Cash paid in acquisitions, net of cash acquired	(8,287)	(7,171)
Other investing, net	(4,081)	(2,051)
Net cash, cash equivalents, and restricted cash used in investing activities	(57,397)	(37,161)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	20,070	21,306
Payments on long-term debt	(44,938)	(108,500)
Contingent payments related to acquisitions	(32,918)	(10,665)
Payment of taxes related to an exchange of common stock	(2,474)	(576)
Net cash, cash equivalents, and restricted cash used in financing activities	(60,260)	(98,435)
Effect of exchange rates on cash	(3,826)	(801)
Net increase (decrease) in cash, cash equivalents and restricted cash	(7,192)	10,834

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	67,750	56,916
End of period	$60,558	$67,750

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	58,408	67,750
Restricted cash reported in prepaid expenses and other current assets	2,150	—
Total cash, cash equivalents and restricted cash	$60,558	$67,750

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross profit and margin, non-GAAP operating income and margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustments of $8.0 million and $23.8 million to reported revenue for the three and twelve-month periods ended December 31, 2022 were calculated using the applicable average foreign exchange rates for the three and twelve-month periods ended December 31, 2021.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three and twelve-month periods ended December 31, 2022, there were no revenues from acquisitions excluded in the calculation of Merit’s constant currency revenue, organic.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and certain inventory write-offs. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and twelve-month periods ended December 31, 2022 and 2021. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $3.2 million and $3.5 million for the three-month periods ended December 31, 2022 and 2021, respectively and $12.5 million and $11.1 million for the twelve-month periods ended December 31, 2022 and 2021, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	December 31, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$30,155	$3,246	$33,401	$0.58

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,615	(2,602)	8,013	0.14
Operating Expenses
Contingent consideration benefit	(91)	31	(60)	(0.00)
Impairment charges	547	—	547	0.01
Amortization of intangibles	1,551	(382)	1,169	0.02
Performance-based share-based compensation (b)	1,152	(133)	1,019	0.02
Corporate transformation and restructuring (c)	3,325	(814)	2,511	0.04
Acquisition-related	213	(52)	161	0.00
Medical Device Regulation expenses (d)	4,482	(1,097)	3,385	0.06
Other (e)	121	(30)	91	0.00
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00
Loss on disposal of business unit	17	3	20	0.00
Tax expense related to restructuring (f)	—	(4,324)	(4,324)	(0.07)

Non-GAAP net income	$52,238	$(6,191)	$46,047	$0.79

Diluted shares				57,963

	Three Months Ended
	December 31, 2021
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$20,181	$432	$20,613	$0.36

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,570	(2,625)	7,945	0.14
Operating Expenses
Contingent consideration benefit	(161)	53	(108)	(0.00)
Amortization of intangibles	1,786	(447)	1,339	0.02
Performance-based share-based compensation (b)	1,036	(110)	926	0.02
Corporate transformation and restructuring (c)	1,605	(398)	1,207	0.02
Acquisition-related	(2)	—	(2)	(0.00)
Medical Device Regulation expenses (d)	1,513	(375)	1,138	0.02
Other (e)	10,118	(2,508)	7,610	0.13
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00

Non-GAAP net income	$46,797	$(6,015)	$40,782	$0.71

Diluted shares				57,624

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Year Ended
	December 31, 2022
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$82,629	$(8,113)	$74,516	$1.29

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	42,154	(10,335)	31,819	0.55
Operating Expenses
Contingent consideration expense	4,611	14	4,625	0.08
Impairment charges	2,219	(318)	1,901	0.03
Amortization of intangibles	6,300	(1,558)	4,742	0.08
Performance-based share-based compensation (b)	5,506	(546)	4,960	0.09
Corporate transformation and restructuring (c)	23,757	(5,516)	18,241	0.32
Acquisition-related	2,114	(517)	1,597	0.03
Medical Device Regulation expenses (d)	12,933	(3,166)	9,767	0.17
Other (e)	7,966	(1,893)	6,073	0.11
Other (Income) Expense
Amortization of long-term debt issuance costs	604	(148)	456	0.01
Loss on disposal of business unit	1,407	(29)	1,378	0.02
Tax expense related to restructuring (f)	—	(4,324)	(4,324)	(0.07)

Non-GAAP net income	$192,200	$(36,449)	$155,751	$2.70

Diluted shares				57,671

	Year Ended
	December 31, 2021
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$53,917	$(5,463)	$48,454	$0.84

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	42,453	(10,543)	31,910	0.56
Inventory write-off (a)	1,620	(202)	1,418	0.02
Operating Expenses
Contingent consideration expense	3,161	52	3,213	0.06
Impairment charges	4,283	(481)	3,802	0.07
Amortization of intangibles	7,183	(1,798)	5,385	0.09
Performance-based share-based compensation (b)	5,035	(604)	4,431	0.08
Corporate transformation and restructuring (c)	18,649	(4,620)	14,029	0.24
Acquisition-related	8,473	(2,100)	6,373	0.11
Medical Device Regulation expenses (d)	4,036	(1,001)	3,035	0.05
Other (e)	16,652	(2,977)	13,675	0.24
Other (Income) Expense
Amortization of long-term debt issuance costs	604	(150)	454	0.01

Non-GAAP net income	$166,066	$(29,887)	$136,179	$2.37

Diluted shares				57,359

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited; in thousands except percentages)

	Three Months Ended		Three Months Ended		Year Ended		Year Ended
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$293,415		$278,492		$1,150,981		$1,074,751

GAAP Operating Income	30,417	10.4%	21,896	7.9%	87,563	7.6%	60,916	5.7%
Cost of Sales
Amortization of intangibles	10,615	3.6%	10,570	3.8%	42,154	3.7%	42,453	4.0%
Inventory write-off (a)	—	—	—	—	—	—	1,620	0.2%
Operating Expenses
Contingent consideration (benefit) expense	(91)	(0.0)%	(161)	(0.1)%	4,611	0.4%	3,161	0.3%
Impairment charges	547	0.2%	—	—	2,219	0.2%	4,283	0.4%
Amortization of intangibles	1,551	0.5%	1,786	0.6%	6,300	0.5%	7,183	0.7%
Performance-based share-based compensation (b)	1,152	0.4%	1,036	0.4%	5,506	0.5%	5,035	0.5%
Corporate transformation and restructuring (c)	3,325	1.1%	1,605	0.6%	23,757	2.1%	18,649	1.7%
Acquisition-related	213	0.1%	(2)	(0.0)%	2,114	0.2%	8,473	0.8%
Medical Device Regulation expenses (d)	4,482	1.5%	1,513	0.5%	12,933	1.1%	4,036	0.4%
Other (e)	121	0.0%	10,118	3.6%	7,966	0.7%	16,652	1.5%

Non-GAAP Operating Income	$52,332	17.8%	$48,361	17.4%	$195,123	17.0%	$172,461	16.0%

Note: Certain percentages may not sum to totals due to rounding

a)	Represents the write-off of inventory related to the divestiture or exit of certain businesses or product lines.
b)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
c)	Includes consulting expenses related to the Foundations for Growth Program and other transformation costs, including severance related to corporate initiatives.
d)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation (“MDR”).
e)	The 2022 year-to-date period includes costs to comply with Merit’s corporate integrity agreement with the U.S. Department of Justice (the “DOJ”), acquired in-process research and development charges of $6.7 million, and legal costs associated with a shareholder derivative proceeding. The 2021 periods include accrued class action litigation settlement costs in the fourth quarter of approximately $10 million, net of expected insurance proceeds, accrued contract termination costs of approximately $6 million to renegotiate certain terms of an acquisition agreement, and costs to comply with Merit’s settlement agreement with the DOJ.
f)	Represents an adjustment to our deferred withholding tax liability on unremitted foreign earnings as a result of the restructuring of certain international subsidiaries in 2022.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2022	2021	% Change	2022	2021
Reported Revenue	5.4%	$293,415	$278,492	7.1%	$1,150,981	$1,074,751

Add: Impact of foreign exchange		8,043	—		23,806	—

Constant Currency Revenue (a)	8.2%	$301,458	$278,492	9.3%	$1,174,787	$1,074,751

Less: Revenue from certain acquisitions		—	—		—	—

Constant Currency Revenue, Organic (a)	8.2%	$301,458	$278,492	9.3%	$1,174,787	$1,074,751

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited; as a percentage of reported revenue)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Reported Gross Margin	45.9%	46.3%	45.1%	45.2%

Add back impact of:
Amortization of intangibles	3.6%	3.8%	3.7%	4.0%
Inventory write-off (a)	—	—%	—%	0.2%

Non-GAAP Gross Margin	49.5%	50.0%	48.8%	49.3%

Note: Certain percentages may not sum to totals due to rounding

(a)	Represents the write-off of inventory related to the divestiture or exit of certain businesses or product lines.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading global manufacturer and marketer of healthcare technology. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 700 individuals. Merit employs approximately 7,100 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), gross profit and margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, and other financial measures, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results which may be achieved through, Merit’s Foundations for Growth Program or other expense reduction initiatives, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; disruptions in Merit’s supply chain, manufacturing or sterilization processes; reduced availability of, and price increases associated with, commodity components and other raw materials; adverse changes in freight, shipping and transportation expenses; negative changes in economic and industry conditions in the United States or other countries, including inflation; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; risks associated with Merit’s ongoing or prospective manufacturing transfers and facility consolidations; fluctuations in interest or foreign currency exchange rates; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; difficulties, delays and expenditures relating to development, testing and regulatory approval or clearance of Merit’s products, including the pursuit of approvals under the MDR, and risks that such products may not be developed successfully or approved for commercial use; litigation and other judicial proceedings affecting Merit; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug

Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; fluctuations in and obsolescence of inventory; risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; and other factors referenced in the 2021 Annual Report and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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